Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                               __________________


                         POST-EFFECTIVE AMENDMENT NO. 2
                                   ON FORM S-8
                            TO REGISTRATION STATEMENT
                                ON FORM S-4 UNDER
                           THE SECURITIES ACT OF 1933

                               __________________

                               GSC Holdings Corp.

             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

                                   20-2733559
                      (I.R.S. Employer Identification No.)

                              625 Westport Parkway
                             Grapevine, Texas 76051
               (Address of Principal Executive Offices) (Zip Code)

             Amended and Restated GameStop Corp. 2001 Incentive Plan
                            (Full Title of the Plan)
                            _________________________

                               R. Richard Fontaine
                             Chief Executive Officer
                                 GameStop Corp.
                              625 Westport Parkway
                             Grapevine, Texas 76051
                     (Name and Address of Agent for Service)

                                 (817) 424-2000
                     (Telephone Number, Including Area Code,
                              of Agent for Service)
                            _________________________

                                   Copies to:
                               Jay M. Dorman, Esq.
                                 Bryan Cave LLP
                           1290 Avenue of the Americas
                            New York, New York 10104

This post-effective Amendment covers 12,221,992 shares of the Registrant's Class A common stock, par value $.001 per share ("Class A common stock"), originally registered on its Registration Statement on Form S-4 (File No. 333-125161) and also registered on its Registration Statement on Form S-4 (File No. 333-128876), to which this is an amendment. The registration fees in respect of such shares of Class A common stock were paid at the time of filing of the Registration Statement. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Post-Effective Amendment also covers an indeterminate amount of interest to be offered or sold pursuant to the plan named hereinabove.

                                EXPLANATORY NOTE

     In connection with the mergers contemplated by the Agreement and Plan of Merger, dated as of April 17, 2005, by and among GSC Holdings Corp., (the "Company"), GameStop Inc., GameStop Corp. ("GameStop"), Cowboy Subsidiary LLC, Eagle Subsidiary LLC and Electronics Boutique Holdings Corp., the options to purchase shares of GameStop Class A common stock, par value $.001 per share ("GameStop Class A common stock"), under the Amended and Restated GameStop Corp. 2001 Incentive Plan were converted into options to purchase shares of Class A common stock of the Company.

     This Amendment, which is being filed as a post-effective amendment to the Form S-8 Registration Statements previously filed by GameStop for the Amended and Restated GameStop Corp. 2001 Incentive Plan (Registration Nos. 333-82652 and 333-126154) and filed as a second post-effective amendment to the Form S-4 Registration Statement previously filed by the Company (333-128876) is submitted for the purpose of making the unused shares of GameStop Class A common stock registered under the previous Forms S-8 filed by GameStop available for issuance by the Company.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company, GameStop and Electronics Boutique Holdings Corp., a Delaware corporation ("EB"), are incorporated herein by reference: (1) GameStop's Annual Report on Form 10-K/A for the fiscal year ended January 29, 2005 as filed with the Commission on September 2, 2005; (2) EB's Annual Report on Form 10-K/A for the fiscal year ended January 29, 2005 as filed with the Commission on September 2, 2005; (3) all other reports filed by GameStop or EB pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since January 29, 2005; (4) the Company's Registration Statement on Form S-4 filed with the Commission (Registration No. 333-125161); (5) the Company's Registration Statement on Form S-4 filed with the Commission (Reg. No. 333-128876); and (6) the description of the Company's Class A common stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on October 3, 2005.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission, and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4.  Description of Securities.

                Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law and Article X of the Company's Amended and Restated By-laws provide for the indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     Article X of the Company's Amended and Restated By-laws generally requires the Company to indemnify its directors and officers against all liabilities (including judgments, settlements, fines and penalties) and reasonable expenses incurred in connection with the investigation, defense, settlement or appeal of any type of action, whether instituted by a third party or a stockholder (either directly or derivatively) and including specifically, but without limitation, actions brought under the Securities Act and/or the Exchange Act.

     In addition, the Company's Amended and Restated Certificate of Incorporation contains a provision which eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals for the Company. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

Item 7.  Exemption from Registration Claimed.

                Not applicable.

Item 8.  Exhibits.

10.1 Amended and Restated GameStop Corp. 2001 Incentive Plan, incorporated by reference to Exhibit 10.5 of GameStop's Form 10-K for the fiscal year ended January 29, 2005, filed with the Commission on April 11, 2005.

23.1 Consent of BDO Seidman, LLP, independent registered public accounting firm for GameStop Corp.

23.2 Consent of KPMG LLP, independent registered public accounting firm for Electronics Boutique Holdings Corp.

24.1 Power of Attorney (included on signature page of this Registration Statement).

Item 9.  Undertakings.

     1. The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grapevine, State of Texas, on the 7th day of October, 2005.

                                GSC Holdings Corp.


                                By: /s/ R. Richard Fontaine
                                    -----------------------------
                                    R. Richard Fontaine
                                    Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint R. Richard Fontaine, Daniel A. DeMatteo and David W. Carlson, and each and any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

                   Name                                Capacity                                Date
/s/ R. Richard Fontaine         Chairman of the Board, Chief Executive Officer and       October 7, 2005
R. Richard Fontaine                     Director (Principal Executive Officer)

/s/ David W. Carlson            Executive Vice President and Chief Financial Officer     October 7, 2005
David W. Carlson                     (Principal Accounting and Financial Officer)

/s/ Daniel A. DeMatteo          Vice Chairman and Chief Operating Officer and Director   October 7, 2005
Daniel A. DeMatteo

                                  EXHIBIT INDEX


Exhibit
No.                   Document

10.1 Amended and Restated GameStop Holdings Corp. (f/k/a GameStop Corp.) 2001 Incentive Plan, incorporated by reference to Exhibit 10.5 of GameStop's Form 10-K for the fiscal year ended January 29, 2005, filed with the Commission on April 11, 2005.

23.1 Consent of BDO Seidman, LLP, independent registered public accounting firm for GameStop Holdings Corp.

23.2 Consent of KPMG LLP, independent registered public accounting firm for Electronics Boutique Holdings Corp.

24.1 Power of Attorney (included on signature page of this Registration Statement).